Exhibit 10.23

(English Translation)

Sales Agent Contract

The Party A:

The Party B:

For the promotion of market development and buildings sales, the Party A specially entrusts the Party B simply with the sales of the developed projects. The both parties sign the following contract by fully consulting.

FIRST, the Party A entrust the Party B simply with the sales of the project called ______________ (hereinafter referred to as the Project). In the period of the trust, the Party A should not entrust any other companies with the Project.

SECOND, the building area of the Project is approximately _____________ square meters (subject to the government assessment).

THIRD, the time range of the trust: the sales cycle is based on the opening time of every period, and carried out according to the attachment after consulting.

FOURTH, Responsibility and Obligation of the Both Parties

(1) Responsibility and Obligation of Party A

1.	Supply all the legal building-sale documents, take on the intermediation between Party B and government on sale, and guarantee the quality and deadline of the buildings.

2.	Supply the publicizing expense to the houses-sale department every month, and take on the expense for the publicizing of newspaper, magazine and sociality.

3.

Supply a decorated houses-sale apartment and communication and work equipment (including a TV set, air-condition, an electrograph, desks and chairs and so on), the phone bill should be paid by Party B and the water rate and the electricity bill are supported by Party A.

4.	Send to charge the fund and approve the houses-sale contract.

5.

Party A has the right to check and guide the work of Party B regularly, but is refused to interfere the inner operation and arrangement of Party B. Party A has the right to come up with the logical advice regularly and duly to the houses-sale operation.

6.	Party A has obligation to keep the contract secret in case of the negative effect to the sales.

7.	Party A should pay Party B commission and bonus on time. If it fails, Party A should pay the late fee as the 0.1% according to the time and defective amounts.

8.	Party A should help the consumers to transact the bank mortgage and housing property right, take on composing and settling the argument between the consumers and company in law.

9.	If the market conditions have changed, the adjustment should be set up by both parties through consultation.

(2) Responsibility and Obligation of the Party B

1.

According to the operation of the construction (Party A has the layout license and land use and construction license), Party B should carry out the propaganda and activity to publicize the items and prepare for selling. While Party A gets the sale license, Party B should start the work as planned.

2.

While the sales begin, Party B should finish ____% of the number of the buildings in first phase in 2 months, ______% in 6 months, _____% in 12 months, and ____% in 14 months. The second phase for sale should be started at the same time (sales cycle is counted according to the time, area and price, and the other contract should be signed). The sales performance does not include the houses which Party A uses for debt of construction team. Party B should not pick up the commission while the houses is team sales (over 10) through Party A, but it is counted in the sales performance.

3.	While the contract has signed and begins to carry out, Party B must finish selling ____% of all the houses. The sales cycle of the rest should be set down through additional consultation.

4.

Take on the establishment of the sales department and the employee`s employment, training, recommending and dismissing. All the employees are managed by Party B, and Party A has no rights to interfere the inner operation and arrangement of Party B.

5.	Forbid to carry on any operation out of the contract in the name of Party A.

6.	The propaganda and promises should not go beyond the written provision of Party A. The loss which comes from the random promises from Party B to the consumer should be undertaken by Party B.

7.	All the funds should be charged by Party A. Party B should not embezzle any other funds.

8.	Take on the sales plan, and carry it out after the approval by Party A.

9.

Take on the collection of the detailed information of Party B, including the house number, ID card, address, job, phone number, and payment situation and so on. After the house purchase contract has been signed, Party B should notify Party A in written form, and sign the balance protocol with Party A as the evidence.

10.

The agreement and the contract which is signed between Party B and consumer must be as same as the one provided by Party A and should be examined by Party A before returning the consumer. Every return makes Party A deduct Party B ____ yuan. Any mistakes should be undertaken by Party B.

11.

It is forbidden that any employee of Party B takes part in the speculation. If there is any consumer changing the name, it should be agreed by Party A. Party B is forbidden to change the name of the house sale contract.

12.

Party B should develop out-of-town market on time as planned according to the local sales situation. The expense of the business trip should be provided by Party B. The expense of the publicity should be provided by Party A. The expense of the advertisements and the ground should be taken on by Party A.

13.

Party B should carry out the media advertisement design. The expense of the advertisement design, media propaganda and printing should be presented to Party A in advance and should be approved by Party A.

14.	Party B should cooperate with Party A to the rent work of the market management.

FIFTH, the Settlement of the Commission and Bonus

1.

If the customer signs the contract with Party A and pays the down payment (according to the bank’s rules) or pays the purchase of property off, it means Party B has achieved the sales performance, and the Party A should pay the commission to Party B according to the full funds of the house.

2.	Party A pays Party B commission according to the ___% of the sales performance (including the garage and storage).

3.

In the context of the favoring sales, Party B can increase the market prices properly after asking Party A for permission and getting the cognizance in written form. The ___% of the excess part should be paid to Party B as the bonus, and the payment will be made at the same time with the commission.

4.	Party A should collect the 5.5% for sales tax from the commission and bonus of Party B, and Party B supplies the receipt or the Party supplies the invoice and gets no deduction.

5.	The deducted penalty which is caused by the customer will be share equally by both parties.

6.	The customer has rights to enjoy the ___% discount who pays off once. If Party B persuades the customer to give up the discount, the ____% part which gets no discount reward to Party B.

7.	The payment of commission

(1) Party B should inform the trade volume of the month to the principal of Party A in the 28th every month. After the finance officer has signed off, it should be settled accounts to Party B before the fifth of next month.

(2) At the time of payment of the commission, Party A will take off ___% of the commission as the deposit for Party B to finish the sales task. If Party B has not finished the task in appointed period, the ___% commission belongs to Party A. If Party B has finished the task in appointed period (____% of the buildings have sold in one year in one item), Party A should pay Party B ___% commission once in appointed time.

(3) During the promissory period, if Party B has not finished the prescribed sales performance, Party A has rights to cancel the contract.

(4) At the time to pay the commission, Party A will take off _____ yuan as the deposit for Party B filling in the bank mortgage information from every consumer (who has already bargained). While Party B has filled out one piece of the bank mortgage information in appointed period, Party A should return ____ yuan to Party B. If Party B has not finished the task in appointed period, the ____ yuan belongs to Party A.

8.	The consumer who makes a deal by discount with Party A has no effect settlement accounts, and it should be accounted according to the discounted funds.

9.	The buildings which Party A uses for debt (not including the debt of construction team), but Party B should not pick up the commission.

SIXTH, Other Items

1.	In the sales period of Party B, Party B should charge the 100% commission and bonus from the sales revenue which comes from the self-sale or commission sale of Party A.

2.	As the attachment, the basic prices play the foundation of the commission and bonus’ count.

SEVENTH, Default Responsibility

1.

If any party causes a loss to the other one due to ignore the obligation or disobey the contract, it should take on all the directly loss and notice comments to the other one in written form for future reference.

2.	If the contract has been stopped in advance for any party’s default, it will not discharge the compensation liability of the defaulting party.

3.

Neither party takes on responsibility while there are force majeure and no self mistakes to cause the delay or disability to perform the contract. But the party should take all saving actions to reduce the loss, inform the other party in 24 hours in written form, and supply the certification offered by the authority in 10 days after the matter happened.

4.

The contract will come into force upon the signature or stamp by the legal persons or the licensee of both parties. The contract is executed in 2 original, one for each party and share the same legal effect.

5.

Where a labor dispute between the parties takes place during the performance of the contract, the both parties may seek for a settlement through consultation. If the consultation failed, the parties should settle it in legal form.

6.	The supplemental agreement shares the same legal effect with this contract.

The Party A:
Responsible Person (stamp):
Commission Agent (signature):

The Party B:
Responsible Person (stamp):
Commission Agent (signature):

Date: